                                                              FMC GOLD COMPANY
                                                              ANNUAL REPORT ON
                                                              FORM 10-K FOR 1994



                                                              EXHIBIT 21


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                LIST OF SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                ----------------------------------------------


                                                               PERCENT OF
                                            ORGANIZED            VOTING
                                              UNDER            SECURITIES
             COMPANY                         LAWS OF             OWNED
----------------------------------          ---------          ----------
FMC GOLD COMPANY..................          DELAWARE           REGISTRANT

  FMC JERRITT CANYON CORPORATION..          DELAWARE           100

  FMC MINERALS CORPORATION........          DELAWARE           100

  FMC PARADISE PEAK CORPORATION...          NEVADA             100

  MERIDIAN GOLD COMPANY...........          MONTANA            100

  MINERA FMC S.A. DE C.V..........          MEXICO             100

  MINERA FMC LIMITADA.............          CHILE              100
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